Exhibit 10.60

2012 Compensation Information for Registrant’s Executive Officers

The table below provides information regarding (i) the base salary of each executive officer of GTx, Inc. (the “Company”), effective as of January 1, 2012, and (ii) the target cash bonus award for each of the Company’s executive officers under the Company’s Executive Bonus Compensation Plan for fiscal 2012, expressed as a percentage of applicable base salary:

Executive Officer	Title	2012 Annual Base Salary ($)		2012 Target Bonus (%)
Mitchell S. Steiner	Chief Executive Officer and Vice-Chairman of the Board	546,000		65
Mark E. Mosteller	Vice President, Chief Financial Officer and Treasurer	310,006		30
Marc S. Hanover	President and Chief Operating Officer	475,020		55
Ronald A. Morton, Jr.	Vice President, Chief Medical Officer	470,106	[1]	30
James T. Dalton	Vice President, Preclinical Research and Development	416,000		30
Henry P. Doggrell	Vice President, General Counsel and Secretary	351,281		30

[1]	Dr. Morton will also be eligible for tax gross-up payments related to certain travel expenses paid by the Company during 2012 on his behalf.